EXHIBIT 23.1
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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Franklin Resources, Inc. of our report dated October 17, 2002 relating to the financial statements of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, which appears in this Form 11-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated November 15, 2001 relating to the financial statements of Franklin Resources, Inc., which appears in the Annual Report on Form 10-K for the year ended September 30, 2001.

PricewaterhouseCoopers LLP

San Francisco, California
October 28, 2002